Exhibit 10.3

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on May 12, 2025, by and between Kindly MD, Inc., a Utah corporation (the “Issuer”), and the undersigned investors (collectively, the “Subscribers” and each a “Subscriber”).

WHEREAS, substantially concurrently with the execution and delivery of this Subscription Agreement, the Issuer is entering into that certain Merger Agreement, dated as of the date of this Subscription Agreement (as may be amended or supplemented from time to time, the “Merger Agreement”), among the Issuer, Kindly HoldCo Corp., a Delaware corporation and a direct, and wholly owned subsidiary of Issuer (the “Merger Sub”), Nakamoto Holdings Inc., a Delaware corporation (“Merger Partner”), and the Majority Public Company Stockholders (as defined therein), solely for the limited purposes set forth therein, pursuant to which the parties to the Merger Agreement will undertake the transactions described therein (the “Transaction”);

WHEREAS, in connection with the Transaction, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase in cash from the Issuer (i) the number of shares of the Issuer’s common stock, par value $0.001 per share (the “Common Stock”), set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $1.12 per share (the “Share Purchase Price”) and/or (ii) the number of pre-funded warrants (the “Acquired Warrants” and, together with the Acquired Shares, the “Acquired Securities”) to purchase Common Stock (the “Warrant Shares”) substantially in the form attached hereto as Exhibit A (the “Pre-Funded Warrants” and, together with the Common Stock, the “Securities”) set forth on the signature page hereto, if any, at a purchase price equal to the Share Purchase Price less $0.001 per Warrant, with an exercise price equal to $0.001 per Warrant Share (the “Warrant Purchase Price” and, the aggregate purchase price set forth on the signature page hereto for the Acquired Securities, the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Acquired Securities in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer at or prior to the Closing Date (as defined herein);

WHEREAS, the Issuer intends to use the net proceeds of the sale of Securities to purchase Bitcoin and for general corporate purposes; and

WHEREAS, in connection with the Transaction, Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, in its capacity as placement agent for the offer and sale of the Acquired Securities (in such capacity, the “Placement Agent”) may identify and solicit certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or “accredited investors” (as such term is defined in Rule 501 under the Securities Act, and each such “qualified institutional buyer” or “accredited investor,” an “Other Subscriber”), each of which shall have entered into subscription agreements with the Issuer substantially similar (other than with respect to provisions relating to the offer and sale of the Acquired Securities by the Placement Agent) to this Subscription Agreement contemporaneously herewith (the “Other Subscription Agreements”), pursuant to which such Other Subscribers have agreed to subscribe for and purchase, and the Issuer has agreed to issue and sell to such Other Subscribers, on the Closing Date, shares of Common Stock at the Share Purchase Price (the “Other Subscriptions”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Securities (such subscription and issuance, the “Subscription”).

2. Closing.

a. Subject to the satisfaction or waiver of the conditions set forth in Sections 2.c and 2.d (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing), the closing of the Subscription contemplated hereby (the “Closing”) shall occur substantially concurrently with the closing of the Transaction and the Other Subscriptions (such date, the “Closing Date”) and is contingent upon the occurrence of the closing of the Transaction and the Other Subscriptions

b. On or prior to May 23, 2025 (the “Escrow Payment Deadline”), each Subscriber will (i) pay its total Purchase Price by wire transfer of immediately available funds in accordance with wire instructions provided by the Issuer to the Subscribers. At the Closing, the Issuer shall deliver or cause to be delivered to the Subscriber a number of Securities, registered in the name of the Subscriber (or its nominee in accordance with such Subscriber’s delivery instructions), equal to the number of Securities indicated on the Subscriber’s signature page to this Agreement. The Issuer will deliver to Subscriber as promptly as practicable after the Closing, evidence from the transfer agent of the issuance to Subscriber of their Securities on and as of the Closing Date.

c. Subject to the satisfaction or waiver of the conditions set forth in Sections 2.c and 2.d (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing):

(i) Subscriber shall deliver to the Issuer (A) no later than the Escrow Payment Deadline, the Purchase Price for the Acquired Securities by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer and (B) no later than two (2) business days in advance of the Closing, any other information that is reasonably requested in the notice provided by Issuer (the “Closing Notice”) that is required in order to enable the Issuer to issue the Acquired Securities, including, without limitation, the legal name of the person (or nominee) in whose name such Acquired Securities are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable; and

(ii) On the Closing Date, the Issuer shall deliver to Subscriber the Acquired Securities against and upon payment by Subscriber in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. Each book entry for the Acquired Securities shall contain a legend in substantially the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

d. The Issuer’s obligation to effect the Closing shall be subject to the satisfaction on the Closing Date, or, to the extent permitted by applicable law, the waiver by the Issuer, of each of the following conditions:

(i) the Placement Agent (as defined herein) and the Issuer shall each have received a completed copy of the “Eligibility Representations of Subscriber” questionnaire in substantially the form attached as Schedule A hereto no later than the Closing Date;

(ii) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date;

(iii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not be reasonably expected to prevent, materially delay or materially impair the ability of Subscriber to consummate the Closing;

(iv) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) that is then in effect and has the effect of making consummation of the Subscription illegal or otherwise preventing or prohibiting consummation of the Subscription, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition; and

(v) all conditions precedent to the Issuer’s obligation to effect the Transaction set forth in the Merger Agreement shall have been satisfied or waived (as determined by the parties to the Merger Agreement and other than those conditions that (A) may only be satisfied at the closing of the Transaction, but subject to the satisfaction or waiver of such conditions as of the closing of the Transaction or (B) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements).

e. Subscriber’s obligation to effect the Closing shall be subject to the satisfaction on the Closing Date, or, to the extent permitted by applicable law, the written waiver by Subscriber, of each of the following conditions:

(i) no suspension of the listing on The Nasdaq Capital Market (“Nasdaq”), or another national securities exchange, of the Acquired Shares to be issued or issuable to Subscriber in connection with this Subscription Agreement shall have occurred;

(ii) all representations and warranties of the Issuer contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects or in all respects, as applicable as of such date);

(iii) the Issuer shall have performed, satisfied and complied (unless waived) in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iv) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) that is then in effect and has the effect of making consummation of the Subscription illegal or otherwise preventing or prohibiting consummation of the Subscription and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition;

(v) the Merger Agreement (as the same exists on the date of this Subscription Agreement) shall not have been amended to, and there shall have been no waiver or modification to the Merger Agreement (as the same exists on the date of this Subscription Agreement) that would, materially adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement without having received Subscriber’s prior written consent;

(vi) all conditions precedent to the closing of the Transaction set forth in the Merger Agreement shall have been satisfied or waived (as determined by the parties to the Merger Agreement and other than those conditions that (A) may only be satisfied at the closing of the Transaction, but subject to the satisfaction or waiver of such conditions as of the closing of the Transaction or (B) will be satisfied by the Closing and the closing of the Other Subscriptions); and

(vii) no Merger Partner Material Adverse Effect or Public Company Material Adverse Effect (each as defined in the Merger Agreement) shall have occurred and be continuing on the Closing Date.

f. Prior to or at the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

g. In the event that the closing of the Transaction does not occur within four (4) business days of the anticipated Closing Date specified in the Closing Notice, the Issuer shall promptly return the Purchase Price to Subscriber in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, (i) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (ii) unless and until this Subscription Agreement is terminated in accordance with Section 7 herein, Subscriber shall remain obligated (A) to redeliver funds to the Issuer in escrow following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to reconsummate the Closing immediately prior to or substantially concurrently with the consummation of the Transaction. For the avoidance of doubt, if any termination hereof occurs after the delivery by Subscriber of the Purchase Price for the Acquired Securities, the Issuer shall promptly return the Purchase Price to Subscriber without any deduction for or on account of any tax, withholding, charges or set-off.

3. Issuer Representations and Warranties. The Issuer represents and warrants as of the date hereof and the Closing Date, that:

a. The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Utah, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Acquired Shares will have been duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation and bylaws (as in effect at such time of issuance) or under the laws of the State of Utah.

c. The Warrant Shares have been duly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Pre-Funded Warrants against full payment therefor in accordance with the terms of the Pre-Funded Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Documents (as defined below) or restrictions on transfer under applicable state and federal securities laws), and the holder of the Warrant Shares shall be entitled to all rights accorded to a holder of Class A Common Stock.

d. This Subscription Agreement, the Other Subscription Agreements, the Pre-Funded Warrants, the Merger Agreement and the Escrow Agent Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Issuer and the Transaction Documents constitute the valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

e. Assuming the accuracy of Subscriber’s representations and warranties in Section 4, the execution and delivery by the Issuer of the Transaction Documents, and the performance by the Issuer of its obligations under the Transaction Documents, including the issuance and sale of the Acquired Securities and the consummation of the Transaction, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Issuer (a “Material Adverse Effect”) or materially affect the validity of the Acquired Securities or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Acquired Securities or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement.

f. There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Securities or (ii) the Common Stock to be issued pursuant to any Other Subscription Agreement or Pre-Funded Warrants, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

g. The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

h. Assuming the accuracy of Subscriber’s representations and warranties in Section 4, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Nasdaq) or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Securities and Warrant Shares), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below), (ii) the filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 8.m, (iv) those required by the Nasdaq, including with respect to obtaining stockholder approval, and (v) the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on the Issuer’s ability to consummate the transactions contemplated hereby, including the sale and issuance of the Acquired Securities.

i. As of the date hereof, the authorized capital stock of the Issuer consists of (i) 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”) and (ii) 100,000,000 shares of common stock. As of the date hereof, there are no shares of Preferred Stock issued and outstanding, there are 6,029,648 shares of common stock issued and outstanding and there are 2,718,535 total warrants outstanding, including 1,317,448 tradable warrants with an exercise price of $6.33 and a  five-year exercise term, 1,317,448 non-tradable warrants with an exercise price of $6.33 and a  five-year exercise term, and 83,639 other warrants with an exercise price of $6.33 and a  five-year exercise term.

In connection with the proposed Transaction, the Issuer will file the Second Amended and Restated Charter to increase the amount of authorized capital stock issuable in an amount to be approved by the shareholders of the Issuer and create a classified board.

j. The Issuer has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

k. At Closing, the issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by Nasdaq or the Commission with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on Nasdaq. Except in connection with the Transaction, the Issuer has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the Nasdaq.

l. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Acquired Securities by the Issuer to Subscriber or the Other Subscribers in the manner contemplated by this Subscription Agreement or the Other Subscription Agreements, as the case may be.

m. Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Securities.

n. The Issuer is not, and immediately after receipt of payment for the Acquired Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “ICA”).

o. Neither the Issuer nor Merger Partner, has entered into any subscription agreement, side letter or other agreement with any Other Subscriber or any other investor (except with respect to payment method and timing) in connection with such Other Subscriber’s or investor’s direct or indirect investment in the Issuer other than (i) the Merger Agreement and any other agreement contemplated or permitted by the Merger Agreement, (ii) the Other Subscription Agreements, (iii) the Pre-Funded Warrants, and (iv) agreements or forms thereof that have been publicly filed via the Commission’s EDGAR system, including filings made by the Issuer.

p. The Issuer acknowledges and agrees that each of the Subscribers is acting solely in the capacity of an arm’s length purchaser with respect to this Subscription Agreement and the transactions contemplated hereby. The Issuer further acknowledges that no Subscriber is acting as a financial advisor or fiduciary of the Issuer (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and thereby and any advice given by any Subscriber or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby and thereby is merely incidental to the Subscriber’s purchase of the Acquired Securities. The Issuer further represents to each Subscriber that the Issuer’s decision to enter into this Subscription Agreement and the Other Subscription Agreements has been based solely on the independent evaluation of the transactions contemplated hereby by the Issuer and its representatives.

q. Anything in this Subscription Agreement or elsewhere herein to the contrary notwithstanding (except for Section 5 hereof), it is understood and acknowledged by the Issuer that: (i) none of the Subscribers has been asked by the Issuer to agree, nor has any Subscriber agreed, to desist from purchasing or selling, long and/or short, securities of the Issuer, or “derivative” securities based on securities issued by the Issuer or to hold the Acquired Securities for any specified term; (ii) past or future open market or other transactions by any Subscriber, specifically including, without limitation, Short Sales (as defined in Section 5) or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Issuer’s publicly-traded securities; (iii) any Subscriber, and counter-parties in “derivative” transactions to which any such Subscriber is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Subscriber shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Issuer further understands and acknowledges that (y) one or more Subscribers may engage in hedging activities at various times during the period that the Acquired Securities are outstanding, including without limitation, during the periods that the value of the Warrant Shares issuable with respect to Pre-Funded Warrants are being determined and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Issuer at and after the time that the hedging activities are being conducted. The Issuer acknowledges that such aforementioned hedging activities do not constitute a breach of this Subscription Agreement or any of the Transaction Documents.

r. The Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Issuer with the Commission since its initial registration of the common stock (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. None of the SEC Documents filed under the Exchange Act (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of any SEC Document that is a registration statement, or included, when filed, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of all other SEC Documents; provided, that, with respect to the proxy statement to be filed by the Issuer with respect to the Transaction or any of its affiliates included in any SEC Document or filed as an exhibit thereto, the representation and warranty in this sentence is made to the Issuer’s knowledge.

s. Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) proceeding pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

t. Except for any placement fees payable to the Placement Agent or Anthem Securities LLC, the Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Acquired Securities.

u. None of the Issuer, any predecessor or affiliated issuer of the Issuer, any director, executive officer or other officer of the Issuer or, to the Issuer’s knowledge, any beneficial owner of 20% or more of the Issuer’s outstanding voting equity securities, calculated on the basis of voting power, or any promoter connected with the Issuer in any capacity, is subject to any of the “bad actor” disqualifications within the meaning of Rule 506(d) under the Securities Act, except for a disqualification event covered by Rule 506(d)(2) or (d)(3).

v. The Issuer acknowledges that there have been no representations, warranties, covenants and agreements made to Issuer by or on behalf of the Subscriber, any of its respective affiliates or any of its or their control persons, officers, directors, employees, partners, agents or representatives, expressly or by implication, regarding the transactions contemplated by this Subscription Agreement other than those representations, warranties, covenants and agreements included in this Subscription Agreement (inclusive of the exhibits and schedules attached hereto).

w. No more than $17.5 million of total net proceeds from the sale of Common Stock and pre-funded warrants to purchase Common Stock contemplated by the Transaction will be utilized for purposes other than acquiring Bitcoin (including costs associated with such acquisition).

4. Subscriber Representations and Warranties. Subscriber represents and warrants, as of the date hereof and the Closing Date, that:

a. Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

c. The execution and delivery by Subscriber of this Subscription Agreement, and the performance by Subscriber of its obligations under this Subscription Agreement, including the purchase of the Acquired Securities and the consummation of the other transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of Subscriber’s properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

d. Subscriber (i) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act or it is not a “U.S. Person” as defined in Rule 902 of Regulation S (“Regulation S”) under the Securities Act, in each case, satisfying the applicable requirements set forth on Schedule A and acknowledges that the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act and similar exemptions under state law or a non-U.S. Person under Regulation S, (ii) is acquiring the Acquired Securities, and upon the exercise of the Pre-Funded Warrants, will acquire the Warrant Shares issuable upon exercise of the Pre-Funded Warrants, only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an “accredited investor” (each as defined above) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Acquired Securities, and upon the exercise of the Pre-Funded Warrants, will not acquire the Warrant Shares issuable upon exercise of the Pre-Funded Warrants, with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Securities, and upon the exercise of the Pre-Funded Warrants, acquiring the Warrant Shares issuable upon exercise of the Pre-Funded Warrants, unless Subscriber is a newly formed entity in which all of the equity owners are accredited investors and is an “institutional account” as defined by FINRA Rule 4512(c). Accordingly, Subscriber is aware that this offering of the Acquired Securities meets the exemptions from filing under FINRA Rule 5123(b)(1)(A), (C) or (J).

e. Subscriber understands that the Acquired Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Securities and Warrant Shares underlying the Acquired Warrants have not been registered under the Securities Act. Subscriber understands that the Acquired Securities and Warrant Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act; provided that all of the applicable conditions thereof have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale pursuant to the so-called “Section 4(a)(1 1/2)”), and in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book-entry records representing the Acquired Securities shall contain a legend to such effect. Subscriber acknowledges that the Acquired Securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Securities will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Securities and may be required to bear the financial risk of an investment in the Acquired Securities for an indefinite period of time. Subscriber acknowledges and agrees that the Acquired Securities will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 until at least six months from the filing of certain required information with the Commission after the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Securities.

f. Subscriber understands and agrees that Subscriber is purchasing the Acquired Securities directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by or on behalf of the Issuer, Merger Partner, any of their respective affiliates or control persons, officers, directors, employees, partners, agents or representatives, expressly or by implication, regarding the transactions contemplated by this Subscription Agreement, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

g. Subscriber’s acquisition and holding of the Acquired Securities will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

h. In making its decision to subscribe for and purchase the Acquired Securities, Subscriber represents that it has relied solely upon its own independent investigation, the investor presentation provided to Subscriber and the Issuer’s representations, warranties and covenants set forth in this Agreement. Without limiting the generality of the foregoing, Subscriber has not relied on any statements, representations or warranties or other information provided by the Placement Agent or any of its affiliates, or any of their respective officers, directors, employees or representatives, concerning the Issuer, Merger Partner or the Acquired Securities or the offer and sale of the Acquired Securities. Subscriber acknowledges and agrees that Subscriber has received and has had the opportunity to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Securities, including with respect to the Issuer, Merger Partner and Merger Sub. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Securities.

i. Subscriber became aware of this offering of the Acquired Securities solely by means of direct contact between Subscriber and the Issuer, the Placement Agent or a representative of the Issuer or the Placement Agent, and the Acquired Securities were offered to Subscriber solely by direct contact between Subscriber and the Issuer, the Placement Agent or a representative of the Issuer or the Placement Agent. Subscriber did not become aware of this offering of the Acquired Securities, nor were the Acquired Securities offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Securities. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Securities, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Accordingly, Subscriber is aware that the offering of the Acquired Securities meets the institutional account exemptions from filing under FINRA Rule 2111(b).

k. Subscriber acknowledges and agrees that neither the Placement Agent nor any affiliate of the Placement Agent (nor any officer, director, employee or representative of any of the Placement Agent or any affiliate thereof) has provided Subscriber with any information or advice with respect to the Acquired Securities nor is such information or advice necessary or desired. Subscriber acknowledges that none of the Placement Agent, any affiliate of the Placement Agent or any of its officers, directors, employees or representatives (i) has made any representation as to the Issuer or the quality of the Acquired Securities, and the Placement Agent may have acquired non-public information with respect to the Issuer which Subscriber agrees need not be provided to it, (ii) has made an independent investigation with respect to the Issuer or the Acquired Securities or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer, (iii) has acted as Subscriber’s financial advisor or fiduciary in connection with the issuance and purchase of the Acquired Securities and (iv) has prepared a disclosure or offering document in connection with the offer and sale of the Acquired Securities.

l. Without limiting Subscriber’s right to rely upon the Issuer’s representations, warranties and covenants contained herein, alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Securities and determined that the Acquired Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

m. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Securities or made any findings or determination as to the fairness of an investment in the Acquired Securities.

n. Neither Subscriber nor any of its officers, directors, managers, managing members, general partners nor any other person acting in a similar capacity or carrying out a similar function is (i) a person or entity designated under or the subject of any sanctions, export restrictions, restricted party list, or blocking measures administered by a governmental authority, including but not limited to the List of Specially Designated Nationals and Blocked Persons, the Foreign Sanctions Evaders List, the Menu-Based Sanctions List, the Chinese Military-Industrial Complex Companies List, the Sectoral Sanctions Identification List, the Russia-Related Sanctions Programs or any other sanctions-related list or program administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions Lists”), (ii) directly or indirectly owned or controlled by, or acting on behalf of, a person that is named on a Sanctions List, (iii) organized, incorporated, established, located, operating, conducting business, participating in or facilitating any transaction involving, a resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of Cuba, Iran, North Korea, Syria, Russia, certain regions of Ukraine, or any other country or territory embargoed or subject to comprehensive trade restrictions by the United States, the European Union or any European Union individual member state, including the United Kingdom (collectively, “Sanctioned Jurisdictions”), (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (v) the Government of Venezuela, as defined in Executive Order 13884, or (vi) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the regulations promulgated by OFAC (31 C.F.R. Parts 500-599) and corresponding enabling statutes, executive orders, and guidance and any similar economic sanctions laws of any country in which the Subscriber is performing activities, including for the screening of its investors against the Sanctions Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Securities were legally derived.

o. Subscriber is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any “group” consisting solely of the Subscriber and one or more of its affiliates.

p. If Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with the ERISA Plans, the “Plans”), Subscriber represents and warrants that (i) neither the Issuer, nor any of its respective affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Acquired Securities, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision to acquire and hold the Acquired Securities, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with Subscriber’s investment in the Acquired Securities and (ii) its purchase of the Acquired Securities will not result in a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code, or any applicable Similar Law.

q. Subscriber has, and at the Closing, will have, sufficient funds to pay the Purchase Price pursuant to Section 2.b(i).

5. Additional Subscriber Agreement. Subscriber hereby agrees that, from the date of this Subscription Agreement until the Closing Date, neither Subscriber nor any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber shall, directly or indirectly, offer, sell, pledge, contract to sell, engage in any hedging activities or execute Short Sales (as defined herein) with respect to securities of the Issuer. For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), , and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. For purposes of this Section 5, “Short Sales” shall not include forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis). Notwithstanding the foregoing, (a) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (b) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Securities covered by this Subscription Agreement.

6. Registration Rights.

a. The Issuer agrees to use commercially reasonable efforts to submit to or file with the Commission, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Date”) (at the Issuer’s sole cost and expense), a registration statement on Form S-3 (or Form S-1 if Form S-3 is not available) (the “Registration Statement”), registering the resale of the Registrable Securities (as defined herein), which Registration Statement may include shares of the Issuer’s common stock issuable upon exercise of pre-funded warrants or those held by other holders, and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing and (ii) the 5th business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effective Date”); provided, however, that the Issuer’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Issuer to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of Registrable Securities to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within two (2) business days thereafter, the Issuer shall file the final prospectus under Rule 424 of the Securities Act. The Issuer will provide a draft of the Registration Statement to Subscriber for review at least two (2) business days in advance of filing the Registration Statement; provided, that for the avoidance of doubt, in no event shall the Issuer be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Registrable Securities. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effective Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 6. “Registrable Securities” means the Acquired Shares, Warrant Shares and any shares of Common Stock issued or issuable with respect to the Acquired Shares and Warrant Shares as a result of any stock split or subdivision, stock dividend, recapitalization, exchange or similar event.

b. In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense the Issuer shall:

(i) except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) Subscriber ceases to hold any Registrable Securities, (B) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144 of the Securities Act, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (C) three (3) years from the Effective Date of the Registration Statement. The period of time during which the Issuer is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) during the Registration Period, advise Subscriber promptly:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3) after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5) in accordance with Section 6.c of this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, any Registration Statement does not contain an untrue statement of a material fact or does not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus does not include an untrue statement of a material fact or does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than, to the extent that providing notice to Subscriber of the occurrence of an event listed in clause (5) above constitutes material, nonpublic information regarding the Issuer, after the Issuer has notified Investor of the existence of such an event (without providing material, nonpublic information about the specific nature of such event) and obtained the written consent of the Investor to receive such information;

(iii) during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) during the Registration Period, upon the occurrence of any event contemplated above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) during the Registration Period, use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which the Common Stock issued by the Issuer have been listed;

(vi) during the Registration Period, use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and, for so long as Subscriber holds Registrable Securities, to enable Subscriber to sell the Registrable Securities under Rule 144; and

(vii) subject to receipt from Subscriber by the Issuer and its transfer agent of customary representations and other documentation reasonably acceptable to the Issuer and the transfer agent in connection therewith, including, if required by the transfer agent, an opinion of the Issuer’s counsel, in a form reasonably acceptable to the transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, Subscriber may request that the Issuer remove any legend from the book entry position evidencing its Registrable Securities following the earliest of such time as such Registrable Securities (A) are subject to or have been or are about to be sold or transferred pursuant to an effective registration statement or (B) have been or are about to be sold pursuant to Rule 144. If restrictive legends are no longer required for such Registrable Securities pursuant to the foregoing, the Issuer shall, in accordance with the provisions of this Section 6 and within two (2) business days of any request therefor from Subscriber accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for such book entry Registrable Securities. The Issuer shall be responsible for the fees of its transfer agent and all Depository Trust Company fees associated with such issuance.

c. Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the filing or effectiveness of the Registration Statement, and, from time to time, to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness or use thereof, if it determines that the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer, upon the advice of outside legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements or is otherwise necessary for the Registration Statement to not contain a material misstatement or omission (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the effectiveness or use of the Registration Statement on more than two (2) occasions or for more than ninety (90) consecutive calendar days, or for more than one hundred twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any related prospectus includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (A) to the extent Subscriber is required to retain a copy of such prospectus (x) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (y) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

d. Subscriber may deliver written notice (including via email in accordance with Section 8.k) (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6.d) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

e. The Issuer shall, notwithstanding any termination of this Subscription Agreement in accordance with Section 7.b, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), its directors, officers, agents and employees and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages, liabilities and reasonable and documented costs (including, without limitation, reasonable and documented costs of preparation and investigation and reasonable documented attorneys’ fees of one legal counsel (and one local counsel)) and all other reasonable and documented expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement of a material fact included in any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 6 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Issuer in a timely manner or (C) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 6.c hereof. The Issuer shall notify Subscriber reasonably promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which the Issuer is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities by Subscriber.

f. Subscriber shall, severally and not jointly, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, that arise out of or are based upon (i) any untrue statement of a material fact contained in any Registration Statement or in any amendment or supplement thereto or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement of a material fact included in any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue or omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein or a material fact that Subscriber has omitted from such information; provided, however, that the indemnification contained in this Section 6.f shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation. Subscriber shall notify the Issuer promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6.f of which Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Securities by Subscriber.

g. If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6.g from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 6.g shall be several, not joint. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Acquired Securities purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to the Closing set forth in Section 2 of this Subscription Agreement are not satisfied at, or are not capable of being satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing, or (d) at the election of Subscriber, on or after November 14, 2025 provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. The Issuer shall promptly notify Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement.

8. Miscellaneous.

a. Each party hereto acknowledges that the other party hereto and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties made by such party as set forth herein are no longer accurate in all material respects. Subscriber further acknowledges and agrees that the Placement Agent is a third-party beneficiary of the representations and warranties of Subscriber contained in Section 4 and the Issuer further acknowledges and agrees that the Placement Agent is a third-party beneficiary of the representations and warranties of the Issuer contained in Section 3.

b. Subscriber agrees that none of (i) any Other Subscriber pursuant to Other Subscription Agreements entered into in connection with the Transaction (including the affiliates or controlling persons, members, officers, directors, partners, agents, or employees of any such Other Subscriber), (ii) the Placement Agent, its affiliates or any of its or their respective affiliates’ control persons, officers, directors or employees, (iii) any other party to the Merger Agreement, including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, or (iv) any affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the Issuer, Merger Partner or any other party to the Merger Agreement shall be liable to Subscriber or to any Other Subscriber pursuant to this Subscription Agreement, the Pre-Funded Warrants or the Other Subscription Agreements, as applicable, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Securities. On behalf of itself and its affiliates, the Subscriber releases each of the entities or individuals described above in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

c. The Issuer and Subscriber are entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies.

d. Notwithstanding anything to the contrary in this Subscription Agreement, prior to the Closing, Subscriber may not transfer or assign all or a portion of its rights and obligations under this Subscription Agreement, other than to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) without the prior consent of the Issuer and Merger Partner; provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Subscription Agreement, makes the representations and warranties in Section 4 and completes Schedule A hereto; provided, further, that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber or by an affiliate of such investment manager. In the event of such a transfer or assignment, Subscriber shall complete the form of assignment attached as Schedule B hereto.

e. The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Securities and to register the Acquired Securities for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Issuer agrees to keep any such information provided by Subscriber confidential.

f. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

g. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

h. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

i. This Subscription Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

j. Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

k. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (iii) when sent, with no mail undeliverable or other rejection notice, if sent by email or (iv) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(A) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(B) if to the Issuer, to:

Kindly MD, Inc.

5097 South 900 East

STE #100

SLC, Utah 84117

Attention: Tim Pickett, CEO

Email: [***]

with a copy (which shall not constitute notice) to:

Brunson Chandler & Jones, PLLC

175 South Main Street

Suite 1410

Salt Lake City, UT 84111

callie@bcjlaw.com

(C) if to the Placement Agent, to:

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC
3 Columbus Circle, Suite 1710
New York, NY 10019
Attn: Christian Lopez

Email: clopez@cohencm.com

Copy (which copy shall not constitute notice) to:

Loeb & Loeb, LLP

345 Park Avenue

New York, NY 10154

Attn: Mitchell S. Nussbaum, Esq. and Norwood Beveridge, Esq.

Telephone: (212)-407-4000

Email: mnussbaum@loeb.com; nbeveridge@loeb.com

l. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8.k OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.l.

m. The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby, the Transaction and any other material, nonpublic information that the Issuer has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, nonpublic information received from the Issuer or any of its officers, directors or employees. Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates, without the prior written consent of Subscriber, (i) in any press release or (ii) in any filing with the Commission or any regulatory agency or trading market, except (A) as required by the federal securities law in connection with the Registration Statement, (B) in a press release or marketing materials of the Issuer in connection with the Transaction to the extent any such disclosure is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 8.m or (C) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of Nasdaq or by any other governmental authority, in which case the Issuer shall provide Subscriber with prior written notice of such disclosure permitted under this subclause (iii).

n. In connection with any sale, assignment, transfer or other disposition of the Securities by a Subscriber pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Subscriber with the requirements of this Subscription Agreement, if requested by the Subscriber by notice to the Issuer, the Issuer shall request its transfer agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) business days of any such request therefor from such Subscriber, provided that the Issuer has timely received from the Subscriber a completed representation letter in customary form and such other customary representations as may be reasonably required in accordance with applicable law in connection therewith. The Issuer shall be responsible for the fees of its transfer agent, its legal counsel and all DTC fees associated with such legend removal.

o. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought; provided that any rights (but not obligations) of a party under this Subscription Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.

p. The parties agree that irreparable damage would occur if any provision of this Subscription Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement or to enforce specifically the performance of the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 8.l, in addition to any other remedy to which any party is entitled at law or in equity.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

ISSUER:

KINDLY MD, INC.

By:
Name:
Title:

Signature Page to Subscription Agreement

SUBSCRIBER:

Name of Subscriber:

Signature of Subscriber:

By:
Name:
Title:

Name in which securities are to be registered (if different):

Email Address:

Subscriber’s EIN:

Address:

Attn:

Telephone No :

Facsimile No :

Aggregate Number of Acquired Shares subscribed for:___________________________

Aggregate Number of Acquired Warrants subscribed for: ____________________________

Aggregate Purchase Price: $ ___________________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

Signature Page to Subscription Agreement

EXHIBIT A

Form of Pre-Funded Warrant

(see attached)

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

*** OR ***

B.	ACCREDITED INVESTOR STATUS

The undersigned represents and warrants that the undersigned is an “accredited investor” (an “Accredited Investor”) as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

☐	(i) A natural person whose net worth, either individually or jointly with such person’s spouse or spousal equivalent, at the time of Subscriber’s purchase, exceeds $1,000,000;

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of Subscriber’s primary home). For the purposes of calculating joint net worth with the person’s spouse or spousal equivalent, joint net worth can be the aggregate net worth of Subscriber and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly. A spousal equivalent means a cohabitant occupying a relationship generally equivalent to a spouse.

☐	(ii) A natural person who had an individual income in excess of $200,000, or joint income with Subscriber’s spouse or spousal equivalent in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

In determining individual “income,” Subscriber should add to Subscriber’s individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

☐	(iii) A director or executive officer of PubCo;

☐	(iv) A natural person holding in good standing with one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status;

The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

☐	(v) A natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of the Investment Company Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act;

☐	(vi) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

☐	(vii) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

☐	(viii) An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act;

☐	(ix) An insurance company as defined in Section 2(13) of the Exchange Act;

☐	(x) An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

☐	(xi) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐	(xii) A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐	(xiii) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	(xiv) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	(xv) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	(xvi) An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

☐	(xvii) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in PubCo;

☐	(xviii) A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	(xix) A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in (xviii) and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

☐	(xx) A “qualified institutional buyer” as defined in Rule 144A under the Securities Act;

☐	(xxi) An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; and/or

☐	(xxii) An entity in which all of the equity owners qualify as an accredited investor under any of the above subparagraphs.

☐	(xxiii) Subscriber does not qualify under any of the investor categories set forth in (i) through (xxi) above.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not: an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

SCHEDULE B
FORM OF ASSIGNMENT

This Subscription Assignment and Joinder Agreement (this “Assignment Agreement”), dated , 2025, is made and entered into by and between (“Subscriber”) and (“Assignee”) and acknowledged by Kindly MD, Inc. a Utah corporation (the “Issuer”).

WHEREAS, the Issuer and Subscriber entered into that certain Subscription Agreement (the “Subscription Agreement”), dated , 2025, pursuant to which Subscriber agreed to subscribe for and purchase shares of the Issuer’s Class A common stock (the “Acquired Shares”) and/or the pre-funded warrants to purchase shares of the Issuer’s Acquired Shares (the “Acquired Warrants” and, together with the Acquired Shares, the “Acquired Securities”);

WHEREAS, Subscriber and Assignee are affiliated investment funds; and

WHEREAS, for administrative reasons, Subscriber desires to assign its rights to subscribe for and purchase of the Acquired Securities along with the rights and obligations set forth in the Subscription Agreement of such Acquired Securities (the “Assigned Securities”) to Assignee.

NOW, THEREFORE, pursuant to Section 8.d of the Subscription Agreement, and as further described in the table below, Subscriber hereby assigns its rights to subscribe for and purchase the Assigned Securities to Assignee and Assignee hereby (i) accepts the rights to subscribe for and purchase the Assigned Securities and agrees to be bound by and subject to the terms and conditions of the Subscription Agreement, (ii) expressly makes the representations and warranties in Section 4 of the Subscription Agreement with respect to the Assigned Securities and (iii) completed Schedule A to the Subscription Agreement and attached it hereto. Notwithstanding the foregoing, this Assignment Agreement shall not relieve Subscriber of any of its obligations under the Subscription Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Subscription Agreement.

The following assignment by Subscriber to Assignee of its rights to subscribe for and purchase all or a portion of the Acquired Securities have been made:

Date of Assignment	Subscriber	Assignee	Number of Acquired Shares and/or Pre-Funded Warrants Assigned	Subscriber Revised Subscription Amount	Assignee Subscription Amount

[Signature Page Follows]

IN WITNESS WHEREOF, this Subscription Assignment and Joinder Agreement has been executed by Subscriber and Assignee acknowledged by the Issuer by its duly authorized representative as of the date set forth above.

Acknowledgement by the Issuer:

KINDLY MD, INC.

By:
Name:
Title:

Signature of Subscriber:

By:
Name:
Title:

Signature of Assignee:

By:
Name:
Title:

Assignee’s EIN: _______________

Address:

Attn: